UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2007

GENOPTIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 Rutherford Road
Carlsbad, CA 92008
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 18, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Genoptix, Inc. (“Genoptix”),  in connection with its 2007 annual bonus compensation review for Genoptix executive officers, amended its 2007 Annual Executive Bonus Plan and awarded bonuses to the executive officers listed below.  The 2007 target bonus percentages under the 2007 Annual Executive Bonus Plan, as amended, is set forth in the chart below.

Executive Officer	2007 Target Bonus Percentages (% of Base Salary)
Dr. Tina Nova Bennett President and Chief Executive Officer	40%
Samuel D. Riccitelli Chief Operating Officer	30%
Douglas A. Schuling Chief Financial Officer	30%

                Under the 2007 Annual Executive Bonus Plan, as amended, the Committee has the discretion to award a bonus for each executive officer equal to an amount from 0 to 200% of the applicable target bonus percentages. In connection with its 2007 annual bonus compensation review, the Committee awarded 2007 performance bonuses of $306,260 to Dr. Nova Bennett, $212,792 to Mr. Riccitelli and $161,722 to Mr. Schuling.

The text of the 2007 Annual Executive Bonus Plan, as amended, is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1	2007 Annual Executive Bonus Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: December 20, 2007	By:	/s/ Christian V. Kuhlen
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	2007 Annual Executive Bonus Plan, as amended.